July 16, 2012

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE	Principal Funds, Inc. Post Effective Amendment No. 116 to Registration Statement on Form N-1A File Numbers 33-59474, 811-07572

I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Jennifer A. Mills

Jennifer A. Mills

Assistant Counsel, Registrant

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